Exhibit 10.3

AMENDMENT TO VALUATION SERVICES AGREEMENT

Whereas, RERC, LLC, an Iowa Limited Liability Company (“RERC”) and Nuveen Global Cities REIT, Inc., a Maryland Corporation (“Client”) entered into a valuation services agreement dated December 14, 2017 (the “Agreement”). In consideration of the mutual promises and obligations set out herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, RERC and Client hereby agree to amend the Agreement as set forth herein (this “Amendment”).

This Amendment shall be effective as of December 15, 2017, and updated to include additional service offerings to the Agreement. Addendum A of this Amendment is hereby added and incorporated into the Agreement and shall constitute an integral part thereof.

Save as otherwise amended by this Amendment, all other terms and provisions set out in the Agreement shall continue to be of full force and effect. In the event of any inconsistency or contradiction between the terms of the Agreement and this Amendment, the terms of this Amendment shall prevail.

Save as otherwise defined in this Amendment, all other defined terms used herein shall have the same meanings and definitions as stated in the Agreement.

This Amendment shall be governed by the same laws, and the parties shall submit to the same jurisdiction and venue, as stated in the Agreement.

This Amendment may be executed in one or more counterparts (including facsimile and pdf counterparts), each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have hereto have caused this Amendment to be executed by their duly authorized representatives as of the date set forth above.

RERC, LLC		Nuveen Global Cities REIT, Inc.

By:	/s/ Brian Velky	By:	/s/ Nadir Settles
Name:	Brian Velky	Name:	Nadir Settles
Title:	Managing Director	Title:	Authorized Signatory

ADDENDUM A

Section 1 of the Valuation Services Agreement is amended to add a subsection (h) to state as follows:

Provide purchase price allocation (PPA) appraisals to NREIT for property acquisitions. The below table sets out the procedure/analysis that will be performed for the PPA appraisals.

Procedure/Analysis
	Yes	No	N/A
Researched regional, city, and neighborhood data.	✓
Researched market trends (i.e. inventory, vacancy, absorption, new construction, etc.) for the subject property type.	✓
Considered relevant comparable improved sales, comparable improved building rental information, and comparable site sales	✓
Reviewed data regarding taxes, zoning, utilities, easements, and city services that impact the subject property.	✓
Analyzed information pertaining to any physical improvements located on the subject site.	✓
Analyzed information about the Property provided by Client (i.e. financial and sales history, tenant profiles, I&E forecasts, etc.)	✓
Performed a field visit of the subject property and its surrounding market area.		✓
Visited comparable properties (to the extent possible and reasonable).		✓
Determined the Highest and Best Use of the site as vacant and as currently improved.	✓
Performed the following widely accepted and commonly applied approaches in estimating the fair value of identifiable assets and liabilities relating to the Property:
Performed a Sales Comparison Approach to estimate the fair value of the land underlying the Property.	✓
Performed Income Capitalization Approach to estimate the fair value of the Property building.	✓
Performed Cost Approach to estimate the fair value of the Property building.		✓
Performed a Cost Approach to estimate the fair value of the Property building.	✓
Performed the Income Capitalization Approach to estimate the fair value of in-place leases.	✓
Using the underwriting model prepared and provided by Management, performed the Income Capitalization Approach to confirm the purchase price of the Property.	✓
Determined reasonable exposure time associated with the concluded fair values.	✓

Exhibit A, Fees, of the Agreement shall be amended to add the following fees:

RERC’s professional fee for PPA appraisals is $2,800 per property for the Initial Term.